UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 15, 2008
MARINEMAX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14173	59-3496957

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
18167 U.S. Highway 19 North, Suite 300
Clearwater, Florida 33764
(Address of Principal Executive Office) (Zip Code)
Registrant’s telephone number, including area code: (727) 531-1700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement
     On December 15, 2008, we entered into a Fourth Amendment to our Second Amended and Restated Credit and Security Agreement (the “Amendment”) among MarineMax, Inc. and our subsidiaries, as Borrowers; and KeyBank National Association; Bank of America, N.A.; General Electric Distribution Finance Corporation; Wachovia Bank, National Association; Wells Fargo Bank, N.A.; U.S. Bank National Association; Branch Banking & Trust Company; and Bank of the West, as Lenders.
     The Amendment modified the amount of borrowing availability, financial covenants, inventory advance rates, and the collateral that secures the borrowings. With the Amendment, the credit facility provides us a line of credit with asset-based borrowing availability of up to $425 million, stepping down to $350 million by September 30, 2009 and $300 million by May 31, 2010. However, the Amendment also allows us to obtain commitments from existing or additional lenders, thereby increasing the capacity of the credit facility, up to $500 million, upon lender approval, and enables us to obtain advances of up to $20 million against certain of our owned real estate. Amounts under the credit facility may be used for working capital and inventory financing, with the amount of permissible borrowings determined pursuant to a borrowing base formula. The credit facility also permits approved-vendor floorplan borrowings of up to $20 million.
     The Amendment modifies the current ratio requirements, such that we are required to maintain a current ratio of at least: (1) 1.25 to 1 for the calendar months ending May 31, June 30, July 31, August 31, September 30, and October 31 of each year, and (2) 1.20 to 1 for the calendar months ending November 30, December 31, January 31, February 28 or 29, as applicable, March 31, and April 30 of each year. The Amendment further requires that we maintain a leverage ratio of not more than (1) 4.00 to 1 for the calendar months ending May 31, June 30, July 31, August 31, September 30, and October 31 of each year, and (2) 5.0 to 1 for the calendar months ending November 30, December 31, January 31, February 28 or 29, as applicable, March 31, and April 30 of each year.
     The Amendment also includes a cumulative EBITDA (as defined in the Amendment) covenant for each quarter as follows: for the four fiscal quarters starting with the fiscal quarter ending December 31, 2008 and ending with the fiscal quarter ending September 30, 2009, our cumulative EBITDA, on a consolidated basis, may not be less than (1) for the fiscal quarter ending December 31, 2008, a negative EBITDA of $15,000,000, (2) for the fiscal quarter ending March 31, 2009, a negative EBITDA of $20,000,000, (3) for the fiscal quarter ending June 30, 2009, a negative EBITDA of $15,000,000, and (4) for the fiscal quarter ending September 30, 2009, a negative EBITDA of $10,000,000. For the three fiscal quarters starting with the fiscal quarter ending December 31, 2009 and ending with the fiscal quarter ending June 30, 2010, our cumulative EBITDA, on a consolidated basis, may not be less than (A) for the fiscal quarter ending December 31, 2009, a negative EBITDA of $10,000,000, (B) for the fiscal quarter ending March 31, 2010, a negative EBITDA of $10,000,000, and (C) for the fiscal quarter ending June 30, 2010, a positive EBITDA of $5,000,000.
     The Amendment also replaces the fixed charge coverage ratio with an interest coverage ratio for periods ending on or after September 30, 2010, such that for the periods of four fiscal quarters ending on September 30, 2010 and December 31, 2010, we are required to maintain a minimum EBITDA/Interest Coverage Ratio of 1.00:1.00; and for the period of four fiscal quarters ending on March 31, 2011, we are required to maintain a minimum EBITDA/Interest Coverage Ratio of 1.10:1.00.
     The Amendment also reduces the amount of allowable capital expenditures and requires lender approval for any stock repurchases or acquisitions by us. The Amendment provides for an interest rate margin variable rate at the London Interbank Offered Rate (LIBOR) plus 425 basis points through September 30, 2010 and thereafter at LIBOR plus 150 to 400 basis points, pursuant to a performance pricing grid based upon our interest coverage ratio, as defined in the Amendment. Borrowings under the credit facility are secured by our inventory, accounts receivable, equipment, furniture, fixtures, and real estate. The amended credit facility matures in May 2011, with two one-year renewal options, subject to lender approval.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2008	MARINEMAX, INC.
	By:	/s/ Kurt M. Frahn
Kurt M. Frahn
Vice President of Finance and Treasurer

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